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                                 EXHIBIT 99















































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                        TYSON FOODS, INC.


                      AMENDED AND RESTATED

                 NONSTATUTORY STOCK OPTION PLAN











Adopted:  December 17, 1982

Amended and Restated:  September 5, 1987

Amended and Restated:  November 18, 1994































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                        TYSON FOODS, INC.

                      AMENDED AND RESTATED

                 NONSTATUTORY STOCK OPTION PLAN


     1.   ESTABLISHMENT, PURPOSE AND DEFINITIONS.

           (a) The Tyson Foods, Inc. Nonstatutory Stock Option Plan (the "Plan") was originally adopted by the Board of Directors of Tyson Foods, Inc. (the "Company") on December 17, 1982 and was originally approved by majority vote of the stockholders of the Company on February 25, 1983. The Plan has been subsequently amended by the Board of Directors of the Company on September 5, 1987 and November 18, 1994 is hereby restated in such amended form.

           (b) The purpose of the Plan is to provide a means whereby key employees and independent contractors of the Company or its affiliates may be given an opportunity to purchase shares of the Class A Common Stock of the Company (the "Stock") pursuant to options which do not qualify as "incentive stock options" under Section 422A of the Internal Revenue Code. In addition, key employees may be awarded stock appreciation rights ("Rights") payable in Stock or cash, or any combination thereof, as provided herein.

          (c) The term "key employee" or "key employees" herein shall mean one or more (i) employees of the Company or its affiliates, and (ii) officers, directors and consultants, whether employees or independent contractors, who render those types of services which tend to contribute materially to the success of the Company or an affiliate or which reasonably may be anticipated to contribute materially to the future success of the Company or an affiliate.

           (d) The term "affiliates" as used in the Plan means parent or subsidiary corporations, as defined in Section 425 of the Internal Revenue Code (but substituting "Company" for "employer corporation"), including parents or subsidiaries which become such after adoption of the Plan.

     2.   STOCK SUBJECT TO THE PLAN.

           (a) The total number of shares of Stock which either may be purchased pursuant to the exercise of options granted under the Plan or acquired pursuant to the exercise of Rights granted under the Plan shall not exceed, in the aggregate, 5,500,000 shares (which amount reflects all adjustments through November 18, 1994 and is subject to future adjustment in accordance with paragraph 2(b)) (the "Total Plan Shares"). Accordingly, the sum of (i) the number of shares of Stock subject at any time to options or Rights granted under the Plan and (ii) the number of shares of Stock then outstanding pursuant to exercises of options or Rights granted under the Plan shall not exceed the Total Plan Shares. Additionally, the maximum number of shares of Stock subject to option and Rights granted to an "executive officer" of the Company (as determined by the Company's Board of Directors from time to time) shall not exceed 2% of the Total Plan Shares. As the Committee (as hereinafter defined) may determine from time to time, the shares of Stock subject to options or Rights granted under the Plan may

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consist either in whole or in part of shares of authorized but unissued
Stock, or shares of authorized and issued Stock reacquired by the Company. If an option or Right is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option or Right but as to which the option or Right had not been exercised shall continue to be available under the Plan.

           (b) If there shall be any change in the Stock subject to the Plan or the Stock subject to any option or Right granted hereunder, through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, appropriate adjustment shall be made by the Committee to the Total Plan Shares and the number of shares and price per share subject to outstanding options or Rights in order to preserve, but not to increase, the benefits of the holder; provided, however, that subject to any required action by the stockholders, if the Company shall not be the surviving corporation in any merger, consolidation, or reorganization, every option or Right outstanding hereunder shall terminate, unless the surviving corporation shall (subject to any applicable provisions of the Internal Revenue Code) assume (with appropriate changes) the outstanding options or Rights or replace them with new options or Rights of comparable value. Notwithstanding the preceding provision, if such surviving corporation does not so assume or replace the outstanding options or Rights hereunder, each holder shall have the right immediately prior to such merger, consolidation or reorganization to exercise his outstanding option(s) or Right(s).

     3.  ELIGIBILITY.

          Persons who shall be eligible to have granted to them the options or Rights provided for by the Plan shall be such bona fide key employees of the Company or its affiliates (including officers, whether or not they are directors) as the Committee in its discretion shall designate from time to time.

     4.  ADMINISTRATION OF THE PLAN.

          (a) The Plan shall be administered by the Compensation Committee of the Board of Directors, or a Subcommittee thereof (the "Committee"), consisting of not less than two directors of the Company to be appointed by the Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee with or without
cause.   Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. Each member of the Committee shall be (i) a "disinterested person" within the meaning of Rule 16b-3 (or any successor rule or regulation) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) an "outside director" as defined pursuant to Section 162(m) of the Omnibus Budget Reconciliation Act of 1993, as amended. The Committee shall select one of its members as chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee shall onstitute a quorum and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee.

           (b)   The Committee may from time to time determine which key

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employees of the Company or any affiliates shall be granted options or
Rights under the Plan and the terms thereof, and, subject to the provisions of paragraph 2 hereof, the number of shares which may be acquired under the options or Rights.

           (c) The Committee shall report to the Board of Directors the names of persons granted options or Rights, the number of shares covered by each option or Right, and the terms and conditions of each such option or Right.

          (d) The Committee shall have the sole authority, in its absolute discretion, to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and to construe and interpret the Plan, the rules and regulations, and the instruments evidencing options, Rights and loans granted under the Plan and to make all other determination: deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all holders of options or Rights.

          (e) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board of Directors or the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company. No member or former member of the Committee or of the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan or any option or Right granted hereunder.

     5.   THE OPTION PRICE.

           (a) The option price of the shares of Stock covered by each option shall not be less than the fair market value of such shares on the date the option is granted. Such price shall be subject to adjustment as provided in paragraph 2(b) hereof.

           (b) The option price shall become due immediately upon exercise of the option and shall be payable in full in cash or cash equivalents; provided, however, that the Committee shall have the authority, exercisable at its discretion either at the time the option is granted or at the time it is exercised, to make the option payable in one of the alternative forms specified below:

     (i) full payment in shares of Stock having a fair market value on the Exercise Date (as such term is defined below) equal to the option price; or

     (ii) a combination of shares of Stock valued at fair market value on the Exercise Date and cash or cash equivalents, equal in the aggregate to the option price. For purposes of this paragraph 5(b), the Exercise Date shall be the date on which the Company receives written notice of the exercise of the option, together with payment of the option price in the form authorized by the Committee.




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           (c)   For purposes of determining the fair market value of Stock on any relevant date under subparagraph (a) or (b) above, the following rules shall apply:

     (i) If the Stock is not at the time listed or admitted to trading on a stock exchange or in the over-the-counter market under the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), the fair market value shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Company and regularly reporting the market price of the Stock in such market; or

     (ii) If the Stock is at the time listed or admitted to trading in the over-the-counter market under NASDAQ or on any stock exchange, then the fair market value shall be the reported closing sale price of the Stock on the date in question on NASDAQ or on the principal exchange on which the Stock is then listed or admitted to trading, as the case may be. If no reported sale of Stock takes place on the date in question, then the reported closing asked price of the Stock on such date shall be determinative of fair market value.

           (d) If any portion of the option price is paid by delivery of shares of Stock, the certificates representing such shares shall be presented to the Company in proper form for transfer accompanied by all requisite stock transfer tax stamps or cash in lieu thereof.

     6.   TERMS AND CONDITIONS OF OPTIONS.

           Each option granted pursuant to the Plan shall be evidenced by a written Stock Option Agreement executed by the Company and the person to whom such option is granted. The term of each option shall be for such a period of time, not more than ten years from the date it is granted, as the Committee may determine. During the lifetime of the optionee, the option shall be exercisable only by the optionee or by his guardian or legal representative and shall not be assignable or transferable other than by will or the laws of descent and distribution. In addition, the Stock Option Agreement may contain such other terms, provisions and conditions as may be determined by the Committee including, without limitation, provisions relating to the effect upon exercisability of the death or termination of employment of the optionee, the extension of credit to the optionee by the Company or the guarantee by the Company of any loan to the optionee from a third party to finance the exercise of the option, and the terms of any Right granted with respect to the option.

      During the term of each option granted pursuant to the Plan, the Committee, with the consent of the holder of the Option, may modify any or all of the terms, provisions and conditions of such option so long as such modified terms, provisions and conditions are otherwise permissible pursuant to the terms of the Plan as approved by the stockholders of the Company.

     7.   STOCK APPRECIATION RIGHTS.

           (a)   In the discretion of the Committee, a Right may be granted

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(i)  alone, (ii) simultaneously with the grant of an option and in tandem therewith or in the alternative thereto or (iii) subsequent to the grant of an option and in tandem therewith or in the alternative thereto. Any Right shall be exercisable upon such additional terms and conditions as may from time to time be prescribed by the Committee; provided that a Right granted alone shall be deemed exercised on the last day of its term if the Right is not otherwise exercised by the holder thereof and the fair market value of the shares of Stock subject to the Right exceeds the exercise price thereof on such date. During the lifetime of a holder, a Right shall be exercisable only by the holder or by his guardian or legal representative and shall not be assignable or transferable other than by will or the laws of descent and distribution.

           (b) The exercise price of a Right granted alone shall be determined by the Committee, but shall not be less than one hundred percent (100%) of the fair market value of one share of Stock on the date of grant of such Right. A Right granted simultaneously with or subsequent to the grant of an option and in tandem therewith or in the alternative thereto shall have the same exercise price as the related option, shall be transferable only upon the same terms and conditions as the related option, and shall be exercisable only to the same extent as the related option; provided however, that a Right, by its terms, shall be exercisable only when the fair market value of the shares of Stock subject to the Right and related option exceeds the exercise price thereof.

           (c) Upon exercise of a Right granted simultaneously with or subsequent to an option and in the alternative thereto, the number of shares of Stock for which the related option shall be exercisable shall be reduced by the number of shares of Stock for which the Right shall have been exercised. The number of shares of Stock for which a Right granted in the alternative to an option shall be exercisable shall be reduced upon any exercise of the related option by the number of shares of Stock (for which such option shall have been exercised.

           (d) A Right shall entitle the holder to receive from the Company, upon a written request filed with the Corporate Secretary of the Company at its principal offices (the "Request"), a number of shares of Stock as specified in the Request (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Committee in its sole discretion), an amount of cash, or any combination of shares of Stock and cash, as set forth in the Request (but subject to the approval of the Committee, in its sole discretion, at any time up to and including the time of payment, as to the making of any cash payment), having an aggregate value equal to the product of (i) the excess of the fair market value on the day of such Request of one share of Stock over the exercise price per share of Stock specified in such Right or its related option, multiplied by (ii) the number of shares of Stock for which such Right shall be exercised; provided, however, that the Committee, in its discretion, may impose a maximum limitation on the amount of cash, the fair market value of shares of Stock, or a combination thereof, which may be received by a holder upon exercise of a Right.

           (e) Any election by a holder of a Right to receive cash in full or partial settlement of such Right, and any exercise of such Right for cash, may be made only by a Request filed with the Corporate Secretary of the Company during the period beginning on the third business day following

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the date of release for publication by the Company of quarterly or annual summary statements of earnings and profits and ending on the twelfth business day following such date. Within sixty (60) days of the receipt by the Company of a Request to receive cash in full or partial settlement of a Right or to exercise such Right for cash, the Committee shall, in its sole discretion, either consent to or disapprove, in whole or in part, such Request. If the Committee disapproves in whole or in part any election by a holder to receive cash in full or partial settlement of a Right or to exercise such Right for cash, such disapproval shall not affect such holder's right to exercise such Right at a later date, to the extent that such Right shall be otherwise exercisable, or to elect the form of payment at a later date, provided that an election to receive cash upon such later exercise shall be subject to the approval of the Committee. Additionally, such disapproval shall not affect such holder's right to exercise any related option or options granted to such holder under the Plan. Notwithstanding the foregoing, a holder or a Right shall not receive cash in full or partial settlement of such Right, or upon the full or partial exercise of such Right, if such Right or the related option shall have been exercised during the first six (6) months of its respective term; provided, however, that such prohibition shall not apply if the holder of such Right dies or becomes disabled (within the meaning of Section 105(d) (4) of the Internal Revenue Code) prior to the expiration of such six-month period, or if such holder is not a director or officer of the Company or a beneficial owner of the Company who is described in Section 16(a) of the Exchange Act.

           (f) The fair market value of shares of Stock subject to Rights shall be determined in accordance with paragraph 5(c).

     8.   LOANS OR GUARANTEE OF LOANS.

           The Committee may authorize the extension of a loan to an optionee by the Company (or the guarantee by the Company of a loan obtained by an optionee from a third party) in order to assist an optionee to exercise an option granted under the Plan. The terms of any Loans or guarantees, including the interest rate, if any, and terms of repayment, will be subject to the discretion of the Committee. Loans and guarantees may be granted with or without security, the maximum credit available being the exercise price of the option sought to be executed plus any tax liability incurred upon exercise of the option.

     9.   TERMINATION AND NEW GRANT OF OPTIONS OR RIGHTS.

          The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected holders, the termination of any or all outstanding options or Rights under the Plan and to grant in substitution therefor new options or Rights under the Plan
covering the same or different numbers of shares of Stock.   The option
price of substituted options and the exercise price of substituted Rights shall be determined by the Committee subject to the requirements of Paragraph 5(a) and Paragraph 7(b), respectively.

     10.  USE OF PROCEEDS.

           Proceeds realized from the exercise of options granted under the Plan shall constitute general funds of the Company.


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     11.  PURCHASE FOR INVESTMENT.

           Except as hereafter provided, the holder of an option or Right granted hereunder shall, upon any exercise thereof, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such holder represents and warrants that such holder is purchasing or acquiring all shares of Stock acquired thereunder for such holder's own account, for investment only and not with a view to the resale or distribution of any of such shares. Any resale or distribution of such shares shall he made only pursuant to either (a) a current and effective registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer of sale or sale of such shares, obtain a favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the application of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (ii) reofferings of shares by "affiliates" of the Company (as such term is defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

     12.  ISSUANCE OF CERTIFICATES, LEGENDS AND PAYMENT OF
          EXPENSES.

          (a) Upon any exercise of an option or Right which may be granted hereunder and, in the case of an option, payment of the option price, a certificate or certificates for the shares of Stock as to which the option or Right has been exercised shall be issued by the Company in the name of the person exercising the option or Right and shall be delivered to or upon the order of such person or persons, as permitted by state or federal securities law.

           (b) The Company may place such legend or legends upon the certificates for shares of Stock issued upon exercise of an option or Right granted hereunder, and the Committee may issue such "stop transfer" instructions to its transfer agent in respect of such shares, as the Committee, in its discretion, determines to be necessary or appropriate to
(i) prevent a violation of, or to perfect an exemption from the registration requirements of, the Securities Act, or (ii) implement the provisions of any agreement between the Company and the Optionee or grantee with respect to such shares.

           (c) The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of shares of Stock, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a registration statement under the Securities Act, which fees and expenses shall be borne by the recipient of the shares unless such registration statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the shares shall bear only such fees and expenses as are attributable solely to the inclusion of such shares in the registration

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statement.

          (d) All shares of Stock issued as provided herein shall be fully paid and non-assessable to the extent permitted by law.

     13.  WITHHOLDING TAXES.

           (a) The Company may require an optionee exercising a Right or option granted hereunder to reimburse the corporation which employs such optionee for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance of shares of Stock. In lieu thereof, the corporation which employs such optionee shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the optionee upon such terms and conditions as the Committee shall prescribe.

           (b) The Committee may, in its discretion, permit an optionee to satisfy the optionee's tax withholding obligations under Paragraph 13(a), in whole or in part, by tendering to the Company shares of Stock acquired in the option exercise having a fair market value, computed in accordance with paragraph 5(c), equal to the amount which would otherwise be withheld. Optionees wishing to have all or any portion of their tax obligation satisfied in such manner must notify the Corporate Secretary of the Company of such fact in writing on or before the exercise date of the option.

     14.  LISTING OF SHARES AND RELATED MATTERS.

           If at any time the Board of Directors shall determine in its discretion that the listing, registration or qualification of the shares of Stock covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or Purchase of shares under the Plan, no shares shall be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

     15.  AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN.

           (a) The Board of Directors may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable; provided, however, except as provided in paragraph 2(b) hereof, the Board of Directors shall not amend the Plan in the following respects without the consent of stockholders then sufficient to approve the Plan in the first instance:

     (i) To increase the maximum number of shares of Stock subject to the Plan; or

     (ii) To change the designation or class of persons eligible to receive options or Rights under the Plan.

           (b) Unless the Plan theretofore shall have been terminated, the Plan shall terminate on March 31, 2000. No option or Right may be granted under any suspension or after the termination of the Plan, and no

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amendment, suspension or termination of the Plan shall, without the holder's consent, alter or impair any rights or obligations under any option or Right theretofore granted to him under the Plan.

     16.  GOVERNING LAW.

          The Plan, such options and Rights as may be granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Arkansas from time to time obtaining.















































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